As filed with the Securities and Exchange Commission on May 30, 2008
Registration No. 333-136303

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________

TURBOSONIC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

_____________

Delaware	8711	13-1949528
(State of Incorporation)	(Primary Standard Industrial	(I.R.S. Employer
	Classification Code Number)	Identification Number)

550 Parkside Drive, Suite A-14
Waterloo, Ontario, Canada N2L 5V4
(519) 885-5513
(Address and telephone number of registrant's principal executive offices)

Egbert Q. van Everdingen
President
TurboSonic Technologies, Inc.
550 Parkside Drive, Suite A-14
Waterloo, Ontario, Canada N2L 5V4
(519) 885-5513
(Name, Address and Telephone Number of Agent for Service)

Copy to:
Ira I. Roxland
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020
Telephone: (212) 768-6700
Fax: (212) 768-6800
 _____________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one): ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Explanatory Note

This registration statement was originally filed on Form SB-2 on August 4, 2006 and became effective on August 11, 2006. Pursuant to the new system of disclosure rules for smaller reporting companies, which rules became effective on February 4, 2008, this post-effective amendment is being filed on Form S-1.

Preliminary Prospectus

TURBOSONIC TECHNOLOGIES, INC.

1,294,083 Shares of Common Stock

_______________________

This prospectus relates to the offer and sale from time to time of up to 1,294,803 shares of our common stock by the persons described in this prospectus, whom we call the "selling stockholders." Of such 1,294,083 shares, 794,083 shares are currently outstanding and 500,000 shares are issuable upon exercise of warrants held by the selling stockholders. We are registering these shares as required by the terms of registration rights agreements between the selling stockholders and us. Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. We will receive no proceeds from the sale of any of these shares by the selling stockholders.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol "TSTA." The closing price of our common stock on May 28, 2008 was $ 0.60 per share.

This investment involves risks. You should refer to the discussion of risk factors, beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

, 2008

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling shareholders have authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. Neither we nor the selling shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, or any documents incorporated by reference herein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

You should carefully review the information contained in this prospectus and the reports incorporated by reference herein. In this prospectus and the reports incorporated by reference herein, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate. Factors that could cause actual results to differ from those contained in the forward-looking statements include those factors set forth under the section in this prospectus captioned "Risk Factors" as well as and the other risks and uncertainties discussed in this prospectus and the reports incorporated by reference herein. Statements included in this prospectus and the reports incorporated by reference herein are based upon information known to us as of the respective dates of this prospectus and the reports incorporated by reference herein, and we assume no obligation to update or alter our forward-looking statements made in this prospectus and the reports incorporated by reference herein, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

- i -

PROSPECTUS SUMMARY

This following summary does not contain all of the information you should consider in making your investment decision to acquire our common stock. For a more complete understanding of our company and our common stock, you should read the more detailed information, including our financial statements and related notes, included elsewhere in this prospectus or incorporated by reference in this prospectus. You should carefully consider, among other things, the matters discussed in "Risk Factors."

Overview

We, directly and through our subsidiaries, design and market integrated air pollution control and liquid atomization technology, including industrial gas cooling/conditioning systems, to ameliorate or abate industrial environmental problems.

Our proprietary technology is designed to control a wide variety of air pollution control problems for industries including pulp and paper, wood products, metallurgical (non-ferrous and iron and steel), chemical and mineral processing (including cement), ethanol production, industrial/medical and municipal solid waste (MSW) incineration, petrochemical, textiles and power generation. We believe our products, which are designed to meet the strictest emission regulations for gaseous and particulate emissions, afford economic and technical advantages over competitive air pollution equipment.

Certain of our products and systems employ proprietary nozzles to atomize liquids passing through the nozzles, resulting in the liquid stream being converted into fine droplets. Controlling the liquid and gas pressures applied to the nozzle can modulate droplet sizes and liquid flow rates. We have sold atomizing nozzles for many years.

We were incorporated in the State of Delaware in April 1961. Our executive offices located at 550 Parkside Drive, Suite A-14, Waterloo, Ontario, Canada N2L 5V4; our telephone number is (519) 885-5513. Our website is located at www.turbosonic.com. The information on our website is not part of this prospectus.

The Offering

Common stock offered for sale by the selling stockholders	1,294,083 shares (1)

Common stock to be outstanding after this offering	15,630,054 shares (1)(2)

(1)

Includes 500,000 shares issuable upon the exercise of outstanding warrants held by the selling stockholders.

(2)

Based upon our issued and outstanding shares of common stock as of May 28, 2008. This number excludes 750,499 shares of our common stock, which are issuable upon exercise of our outstanding options. An additional 731,688 shares are reserved for future grants under our stock option plans.

RISK FACTORS

Investing in our securities involves risks. Before investing in our securities, you should carefully consider the risks described below and in our Annual Report on Form 10-KSB for the year ended June 30, 2007, as well as the other information included in, and incorporated by reference in, this prospectus.

Risks Related to our Business

We are dependent on environmental regulation.

The market for our air pollution control products and systems is directly dependent upon the existence and enforcement of laws and regulations which limit the release of pollutants into the atmosphere and impose substantial penalties for non-compliance. Stringent enforcement of these laws and regulations may increase the attractiveness of, and demand for our products and services, whereas lax enforcement and/or repeal in whole or in part may have the opposite effect.

Our revenue is concentrated among a few customers who vary from year to year.

Sales to three customers accounted for 59% of our net revenues in the fiscal year ended June 30, 2007. One repeat customer accounted for 30% in 2007, as compared to 34% in 2006. Two different customers accounted for an additional 15% of our net revenues in the prior fiscal year. Sales to three customers in the nine-month period ended March 31, 2008 accounted for 30% of our net revenues.   Two repeat customers accounted for 10% and 8% in the nine months ended March 31, 2008, as compared to 30% and 5% in fiscal 2007. Our inability to retain or replace these customers could materially and adversely affect future revenue and profitability.

Our proprietary technology and rights have limited protection.

We rely on a combination of patents, trade and service marks, trade secrets and know-how to protect our proprietary technology and rights. There can be no assurance that our patents will not be infringed upon, that we would have adequate remedies for any such infringement, or that our trade secrets will not otherwise become known to or independently developed by competitors. There can also be no assurance that any patents now or hereafter issued to, licensed by or applied for by us will be upheld, if challenged, or that the protections afforded thereby will not be circumvented by others. Litigation may be necessary to defend our proprietary rights, which would result in significant cost to us and a diversion of effort of our personnel.

Our foreign sales are subject to certain inherent risks.

Approximately 14%, 9% and 10%, respectively, of our revenues during the nine months ended March 31, 2008 and the fiscal years ended June 30, 2007 and 2006 were derived from sales made outside of the United States and Canada. Foreign sales are subject to certain inherent risks, including unexpected changes in regulatory and other legal requirements, tariffs and other trade barriers, greater difficulty in collection of accounts receivable, foreign exchange fluctuations and potentially adverse tax consequences. There can be no assurance that these factors will not have an adverse impact on our future foreign sales and, consequently, on our operating results.

Permits, which are required by some projects, may cause extended delay or cancellation of one or more of our large projects.

Some of our projects require permits to be issued by one or more governmental agencies prior to the commencement of both construction and operation. Issuance of such permits could be delayed by political and other considerations. Permitting delays could cause extended delay or cancellation of one or more of our large projects, which would adversely impact our future revenues.

Since we do not manufacture or fabricate our own products or systems, we are dependent on the services of third party manufacturers and fabricators.

We do not manufacture or fabricate our own products or systems, relying instead upon the services of third party manufacturers and fabricators. We also do not engage in the field construction of our systems but rely on field construction subcontractors operating under the supervision of our own employees. The unavailability of the services of, or a substantial increase in pricing by a significant number of, these manufacturers, fabricators or subcontractors could adversely affect us. Given the number of manufacturers, fabricators and subcontractors which we utilize and the availability of alternative sources, we do not believe that the loss of our relationship with any one firm would have a material adverse effect on our

The markets for environmental control products is very competitive.

The markets for environmental control products are characterized by substantial competition based primarily on engineering and technological expertise and quality of service. Because virtually all contracts for our products and systems are obtained through competitive bidding, price is also a competitive factor and may be the most significant factor in certain instances. Although we believe that we compete on the basis of our technical expertise and reputation for service, there can be no assurance that we will maintain our competitive position in our principal markets.

Our fixed price contracts may result in losses.

Our receipt of a fixed price contract as a consequence of being the lowest competitive bidder carries the inherent risk that our actual performance costs may exceed the estimates upon which our bid for such contract was based. To the extent that contract performance costs exceed projected costs, our profitability could be materially adversely affected.

Risks Related to our Common Stock

Our stock price can be extremely volatile.

Our common stock is quoted on the OTC Bulletin Board. There can be no assurance that an active public market will continue for our common stock, or that the market price for our common stock will not decline below its current price. The price of our common stock may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of our common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

We do not expect to pay dividends.

We have not paid dividends on our common stock since our inception, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies that have common stock quoted on the OTC Bulletin Board must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is quoted on the OTC Bulletin Board under the symbol "TSTA".

The following table sets forth the range of the bid quotations for our common stock for the periods shown, as furnished by The Nasdaq Stock Market.

	Common Stock (1)
	High	Low
Fiscal Year Ended June 30, 2006:
First Quarter	$0.950	$0.424
Second Quarter	$1.500	$0.650
Third Quarter	$1.440	$0.970
Fourth Quarter	$1.840	$0.920

Fiscal Year Ended June 30, 2007:
First Quarter	$1.750	$1.010
Second Quarter	$1.420	$0.850
Third Quarter	$1.540	$0.990
Fourth Quarter	$1.290	$0.940

Fiscal Year Ended June 30, 2008:
First Quarter	$1.360	$0.900
Second Quarter	$1.370	$0.700
Third Quarter	$0.830	$0.520

__________

(1)

The above quotations represent prices between dealers and do not include retail mark up, markdown or commissions. They do not necessarily represent actual transactions. The prices reflect a 5-for-4 stock split, effected on July 22, 2005.

The closing price of our common stock on May 28, 2008 was $ 0.60 per share. As of May 28, 2008, there were 370 holders of record and approximately 1,140 beneficial holders of the common stock. This number of beneficial holders represents the number of actual holders of our common stock, including an estimate of the beneficial owners of shares held in "nominee" or "street" name.

We do not anticipate paying any cash dividends in the foreseeable future, as it is the current policy of our Board of Directors to retain any earnings to finance our future operations and expand our business.

SELLING STOCKHOLDERS

This prospectus relates to our registration, for the account of the selling stockholders indicated below, of an aggregate of 1,294,083 shares of our common stock, including 500,000 shares issuable upon exercise of certain of our warrants. We are registering these shares as required by the terms of registration rights agreements between the selling stockholders and us. We have agreed to pay all expenses and costs to comply with our obligation to register the selling stockholders' shares of common stock. We have also agreed to indemnify and hold harmless the selling stockholders against certain losses, claims, damages or liabilities, joint or several, arising under the Securities Act of 1933.

The selling stockholders acquired an aggregate of 1,000,000 shares of our common stock and three-year warrants to purchase 500,000 shares of our common stock in a private placement that was completed on April 21, 2006.

The following table sets forth the names of the selling stockholders and the number of shares of common stock being offered for resale by each of such selling stockholders pursuant to this prospectus. The last column of this table assumes the sale of all of such shares of common stock. The registration of the offered shares does not mean that any or all of the selling stockholders will offer or sell any of these shares. Except as set forth in the notes to this table, there is not nor has there been a material relationship between us and any of the selling stockholders within the past three years.

		Common Stock	Shares Beneficially
	Number of Shares	Offered by Selling	Owned After Offering
Name of Selling Stockholder	Beneficially Owned (2)	Stockholder	Number	Percent
Dynamis Energy Fund, LP (1)	1,079,346(3)	1,079,346(3)	--	--
Dynamis Energy Fund, Ltd. (1)	214,737(4)	214,737(4)	--	--

__________

(1)

Frederic S. Bocock, Alexander H. Bocock, John H. Bocock, members of such entity's general partner, have the shared power to direct the vote and disposition of such shares.

(2)

At March 31, 2008.

(3)

Includes warrants to purchase 420,000 shares of our common stock.

(4)

Includes warrants to purchase 80,000 of our common stock.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling stockholders, as well as on behalf of their donees, pledgees, transferees or other successors-in-interest, if any, who may sell shares received as gifts, pledges, partnership distributions or other non-sale related transfers. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling stockholders.

Sales of the shares may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions) on any securities exchange, in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, short sales versus the box, or a combination of such methods of sale, at fixed prices, market prices prevailing at the time of sale, prices related to market prices, varying prices determined at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

The selling stockholders may effect such transactions by selling the shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate.

The selling stockholders and any broker-dealers that act in connection with the sale of the shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

Sales of any shares of common stock by the selling stockholders may depress the price of the common stock in any market that may develop for the common stock.

If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part under the Securities Act, disclosing:

•

the name of each such selling stockholder and of the participating broker-dealer(s);

•

the number of shares involved;

•

the price at which such shares were sold;

•

the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•

that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

We will not receive any of the proceeds received by the selling stockholders in connection with any of their sales of our common stock. However, we will receive proceeds of up to $725,000 if all of the warrants that relate to the common stock being offered by the selling stockholders are exercised. We intend to use such proceeds, if any, for working capital and general corporate purposes.

DESCRIPTION OF OUR SECURITIES

Common Stock

We are currently authorized to issue up to 30,000,000 shares of our common stock, $0.10 par value. As of May 28, 2008, 15,130,054 shares of our common stock were issued and outstanding, and held of record by approximately 370 persons. We estimate that there are in excess of 1,140 beneficial owners of our common stock.

Holders of shares of our common stock are entitled to such dividends as may be declared from time to time by the board in its discretion, on a ratable basis, out of funds legally available therefrom, and to a pro rata share of all assets available for distribution upon liquidation, dissolution or other winding up of our affairs. All of the outstanding shares of our common stock are fully paid and non-assessable.

Limitation of Liability

As permitted by the General Corporation Law of the State of Delaware, our restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director's duty of loyalty to us or our stockholders;

•

for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

under section 174 of the Delaware law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; and

•

for any transaction from which the director derives an improper personal benefit.

•

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Our restated certificate of incorporation provides for the indemnification of our directors and officers, and, to the extent authorized by our board in its sole and absolute discretion, employees and agents, to the full extent authorized by, and subject to the conditions set forth in the Delaware law.

Delaware Anti-Takeover Law

We are subject to the provisions of section 203 of the Delaware law. Section 203 prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change of control of us or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the shares of our common stock covered by this prospectus has been passed upon by Sonnenschein Nath & Rosenthal LLP, New York, New York.

EXPERTS

The consolidated financial statements of TurboSonic Technologies, Inc. at June 30, 2007 and for each of the two years in the period ended June 30, 2007 appearing in our annual report on Form 10-KSB for the year ended June 30, 2007 have been audited by Mintz & Partners LLP, Independent Registered Public Accounting Firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Copies of such periodic reports, proxy statements and other information are available for inspection without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of these filings may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

The SEC allows us to incorporate by reference the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. Our SEC File Number is 0-21832. The information incorporated by reference is considered to be part of this prospectus. The documents we are incorporating by reference are as follows:

•

our Annual Report on Form 10-KSB for the year ended June 30, 2007;

•

our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007;

•

our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2007;

•

our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008;

•

our Current Report on Form 8-K, dated June 27, 2007, filed with the SEC on September 7, 2007;

•

our Current Report on Form 8-K, dated December 12, 2007, filed with the SEC on December 13, 2007;

•

our Current Report on Form 8-K, dated January 28, 2008, filed with the SEC on February 1, 2008;

•

Amendment No. 1 to our Current Report on Form 8-K, dated January 28, 2008, filed with the SEC on February 6, 2008; and

•

the description of our common stock contained in our registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents which we incorporate by reference in this prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference to such documents). Requests should be directed to: TurboSonic Technologies, Inc., 550 Parkside Drive, Suite A-14, Waterloo, Ontario, Canada N2L 5V4; (519) 885-5513.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.

Other Expenses of Issuance and Distribution

The following table sets forth various expenses that will be incurred in connection with this offering as it relates to this Registration Statement:

Legal Fees and Expenses	$5,000*
Accounting Fees and Expenses	3,000*
Printing Expenses	400*
Miscellaneous Expenses	600*
Total	$9,000*

*

Estimated

Item 2.

Indemnification of Directors and Officers

Article Fifteenth of the Certificate of Incorporation, as amended, of the registrant (the "Certificate of Incorporation") provides that registrant shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended ("DGCL"), indemnify all persons whom it may indemnify pursuant thereto. Article Fifteenth of the Certificate of Incorporation also provides that no director shall be liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL or (4) transactions from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the registrant's directors to the registrant or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL.

Section 145 of the DGCL grants the registrant the power to indemnify existing and former directors, officers, employees and agents of the registrant who are sued or threatened to be sued because they are or were directors, officers, employees and agents of the registrant.

Item 3.

Recent Sales of Unregistered Securities

Since January 1, 2005, the registrant has issued the following securities that were not registered under the Securities Act of 1933 (the "Securities Act"):

(1)

Stock Option Grants

(a)

In October 2005, the registrant issued five-year options to purchase 140,000 shares of its common stock at an exercise price of $0.75 per share to seven of its directors.

(b)

In October 2005, the registrant issued five-year options to purchase 178,000 shares of its common stock at an exercise price of $0.75 per share to 33 of its employees, five of whom were executive officers.

(c)

In January 2007, the registrant issued five-year options to purchase 140,000 shares of its common stock at an exercise price of $1.10 per share to seven of its directors.

(d)

In January 2007, the registrant issued five-year options to purchase 175,000 shares of its common stock at an exercise price of $1.10 per share to thirty-one of its employees.

(e)

In February 2007, the registrant issued five-year options to purchase 20,000 shares of its common stock at an exercise price of $1.35 per share to a newly-appointed director.

(f)

In December 2007, the registrant issued eight-year options to purchase 160,000 shares of its common stock at an exercise price of $0.84 per share to eight of its directors.

The granting of such stock options to the registrant's employees and directors was not registered under the Securities Act because the stock options either did not involve an offer or sale for purposes of Section 2(a)(3) of the Securities Act, in reliance on the fact that the stock options were granted for no consideration, or were offered and sold in transactions not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2).

(2)

Pursuant to the terms of an Investment Banking Agreement, dated June 24, 2005, the Registrant issued to CapStone Investments three-year warrants to purchase 125,000 shares of common stock at an exercise price of $0.584 per share. The warrants were subsequently exercised in December 2006. The securities were not registered under the Securities Act because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2).

(3)

On April 21, 2006, the registrant sold an aggregate of 1,000,000 shares of common stock together with three-year warrants to acquire up to an aggregate of 500,000 shares of common stock at an initial exercise price of $1.40 per share, subject to adjustment, for an aggregate of $1,150,000. The purchasers were two institutional investors, each an "accredited investor" as such term is defined in Rule 501, promulgated under the Securities Act. The registrant paid $69,000 and issued a two-year warrant to acquire up to 60,000 shares of our common stock at an initial exercise price of $1.15 per share, subject to adjustment, to CapStone Investments for its services in effectuating this placement. We also issued a two-year warrant to acquire up to 110,000 shares of our common stock at an initial exercise price of $1.15 per share, subject to adjustment, to Bristol Capital Ltd. solely for introducing us to CapStone Investments. The securities were not registered under the Securities Act because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

Item 1.

Exhibits

The following is a list of exhibits filed herewith as part of the registration statement:

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation of the Registrant (1)
3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant (2)
3.3	Certificate of Correction of Certificate of Amendment of the Registrant (3)
3.4

Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional, and other Special Rights and the Qualifications, Limitations, Restrictions, and other distinguishing characteristics of Special Voting Preferred Stock (2)

3.5	By-laws, as amended, of the Registrant (2)
4.1	Form of certificate evidencing share of common stock (2)
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP*
10.1	2000 Stock Plan (4)
10.2	2003 Stock Plan (5)
10.3

Securities Purchase Agreement dated April 21, 2006 among ourselves and two institutional investors, inclusive of Exhibit A and B thereto, being, respectively, a Registration Rights Agreement among ourselves and such investors and a form of Common Stock Purchase Warrant (6)

16.1	Letter concerning change in certifying accountant (7)
21.1	Subsidiaries of the Registrant (8)
23.1	Consent of Mintz & Partners LLP
23.3	Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5.1) *

*    Previously filed as an exhibit to this registration statement

(1)

Filed on April 9, 1993, as an exhibit to the Registrant's Registration Statement on Form S-1 (File Number 33-60856) and incorporated herein by reference.

(2)

Filed on November 18, 1997 as an exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996 and incorporated herein by reference.

(3)

Filed on September 30, 2002 as an exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 and incorporated herein by reference.

(4)

Filed on March 19, 2001 as an exhibit to the Registrant's Registration Statement on Form S-8 (File Number 333-57248) and incorporated herein by reference.

(5)

Filed on November 12, 2002 as an exhibit to the Registrant's proxy statement for the 2002 annual meeting, and incorporated herein by reference.

(6)

Filed on April 25, 2005 as an exhibit to the Registrant's Current Report on Form 8-K dated April 24, 2006 and incorporated herein by reference.

(7)

Filed on February 6, 2008 as an exhibit to Amendment No. 1 to the Registrant's Current Report on Form 8-K dated January 28, 2008 and incorporated herein by reference.

(8)

Filed on September 24, 2007 as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007 and incorporated herein by reference.

Item 2.

Undertakings

The undersigned registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4)

That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant as described in Item 24 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Waterloo, Ontario, Canada, on May 30, 2008.

TURBOSONIC TECHNOLOGIES, INC.

By:	/s/ Edward F. Spink
Edward F. Spink
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

*
Andrew T. Meikle	Chairman of the Board of Directors	May 30, 2008

/s/ Edward F. Spink
Edward F. Spink	Chief Executive Officer (Principal Executive Officer) and Director	May 30, 2008

/s/ Egbert Q. van Everdingen
Egbert Q. van Everdingen	President, Secretary, Treasurer and Director	May 30, 2008

/s/ Carl A. Young
Carl A. Young	Chief Financial Officer (Principal Financial Officer)	May 30, 2008

/s/ David J. Hobson
David J. Hobson	Vice President Finance and Administration (Principal Accounting Officer)	May 30, 2008

/s/ Richard H. Hurd
Richard H. Hurd	Director	May 30, 2008

*
Dr. Donald R. Spink, Sr.	Director	May 30, 2008

*
Julien J. Hradecky	Director	May 30, 2008

*
Glen O. Wright	Director	May 30, 2008

/s/ Ken Kivenko
Ken Kivenko	Director	May 30, 2008

*    David J. Hobson, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

Date: May 30, 2008	By:	/s/ David J. Hobson
David J. Hobson

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation of the Registrant (1)
3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant (2)
3.3	Certificate of Correction of Certificate of Amendment of the Registrant (3)
3.4

Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional, and other Special Rights and the Qualifications, Limitations, Restrictions, and other distinguishing characteristics of Special Voting Preferred Stock (2)

3.5	By-laws, as amended, of the Registrant (2)
4.1	Form of certificate evidencing share of common stock (2)
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP*
10.1	2000 Stock Plan (4)
10.2	2003 Stock Plan (5)
10.3

Securities Purchase Agreement dated April 21, 2006 among ourselves and two institutional investors, inclusive of Exhibit A and B thereto, being, respectively, a Registration Rights Agreement among ourselves and such investors and a form of Common Stock Purchase Warrant (6)

16.1	Letter concerning change in certifying accountant (7)
21.1	Subsidiaries of the Registrant (8)
23.1	Consent of Mintz & Partners LLP
23.3	Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5.1) *

*    Previously filed as an exhibit to this registration statement

(1)

Filed on April 9, 1993, as an exhibit to the Registrant's Registration Statement on Form S-1 (File Number 33-60856) and incorporated herein by reference.

(2)

Filed on November 18, 1997 as an exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996 and incorporated herein by reference.

(3)

Filed on September 30, 2002 as an exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 and incorporated herein by reference.

(4)

Filed on March 19, 2001 as an exhibit to the Registrant's Registration Statement on Form S-8 (File Number 333-57248) and incorporated herein by reference.

(5)

Filed on November 12, 2002 as an exhibit to the Registrant's proxy statement for the 2002 annual meeting, and incorporated herein by reference.

(6)

Filed on April 25, 2005 as an exhibit to the Registrant's Current Report on Form 8-K dated April 24, 2006 and incorporated herein by reference.

(7)

Filed on February 6, 2008 as an exhibit to Amendment No. 1 to the Registrant's Current Report on Form 8-K dated January 28, 2008 and incorporated herein by reference.

(8)

Filed on September 24, 2007 as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007 and incorporated herein by reference.

EI-1